PRESS RELEASE

Clorox Announces Agreement to Acquire Nutranext, a Leader in Dietary Supplements

OAKLAND, Calif., March 12, 2018 – The Clorox Company (NYSE:CLX) today announced that it has entered into a definitive agreement to acquire Nutranext, a health and wellness company based in Sunrise, Florida, which manufactures and markets leading dietary supplement brands in the retail and e-commerce channels as well as in its direct-to-consumer business.

Nutranext’s products include multivitamins under the Rainbow Light® brand, the No. 2 vitamin brand in the natural channel1; specialty minerals under the Natural Vitality® brand, the No. 1 anti-stress and sleep brand in the natural channel2; and supplements for hair, skin and nails under the Neocell® brand. The company also manufactures and markets multivitamins and specialty minerals through its direct-to-consumer business, primarily under the Stop Aging Now® brand. About 90 percent of Nutranext sales are in the U.S.

“Adding Nutranext to our portfolio is consistent with our strategy to accelerate growth through acquisitions of leading brands in fast-growing categories with attractive gross margins and a focus on health and wellness,” said Clorox Chairman and CEO Benno Dorer. “We’re looking forward to leveraging our proven capabilities in brand building, including innovation and digital marketing, as well as strong partnerships in retail and e-commerce to accelerate growth of Nutranext brands.”

“I am very proud of the growth we have accomplished over the last thirty years,” said Jose Minski, Nutranext founder and CEO. “This growth has been possible thanks to our dedicated employees who have carried our values and mission to improve ourselves and the world around us.”

Minski added, “I am excited Nutranext is joining the Clorox family, a company distinguished by its innovation and like-minded mission of developing products that enhance the lives of consumers every day. I am confident that with Clorox, Nutranext brands are well positioned for the next phase of growth.”

The Nutranext acquisition brings significant scale and breadth to Clorox’s dietary supplements business. It follows the company’s May 2016 acquisition of the RenewLife® brand, a leader in digestive health. Clorox’s brand-building capabilities and retail execution behind the RenewLife brand have led to strong growth in the e-commerce channel and expanded distribution in the retail channel.

In calendar year 2017, Nutranext generated sales of about $200 million. Clorox will pay $700 million to acquire Nutranext, with the purchase price representing about 3.5 times calendar year 2017 sales.

The company expects to fund the transaction through a combination of available cash and debt financing, while maintaining a Debt/EBITDA ratio within its target range of 2.0x to 2.5x. The transaction is subject to certain closing conditions, including customary regulatory approvals, and is expected to close in the company’s fiscal fourth quarter, which ends June 30, 2018.

Clorox’s preliminary estimates indicate the acquisition will dilute earnings per share by 7-11 cents in the fourth quarter of its current fiscal year, ending June 30, 2018, and by 8-12 cents in fiscal year 2019 and be accretive to earnings per share in fiscal year 2020. All estimates are based on U.S. GAAP. These estimates include the impacts from financing costs, inventory step-up charges, one-time systems and other integration expenses and intangible amortization expenses. Clorox plans to update investors on the anticipated financial impact of the Nutranext acquisition in its third-quarter earnings press release to be issued in early May 2018.

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1 IRI/SPINS, POS retail dollar ending 12/31/17
2 IRI/SPINS, POS Retail $ Ending 12/31/17

The Clorox Company

The Clorox Company (NYSE: CLX) is a leading multinational manufacturer and marketer of consumer and professional products with approximately 8,100 employees worldwide and fiscal year 2017 sales of $6 billion. Clorox markets some of the most trusted and recognized consumer brand names, including its namesake bleach and cleaning products; Pine-Sol® cleaners; Liquid Plumr® clog removers; Poett® home care products; Fresh Step® cat litter; Glad® bags, wraps and containers; Kingsford® charcoal; Hidden Valley® dressings and sauces; Brita® water-filtration products; Burt's Bees® natural personal care products; and RenewLife® digestive health products. The company also markets brands for professional services, including Clorox Healthcare® and Clorox Commercial Solutions®. More than 80 percent of the company's sales are generated from brands that hold the No. 1 or No. 2 market share positions in their categories.

Clorox is a signatory of the United Nations Global Compact, a community of global leaders committed to sustainability. The company has been broadly recognized for its corporate responsibility efforts, most notably being named to the Drucker Institute’s 2017 Management Top 250 list, The Just 100: America’s Top Citizens list, CR Magazine's 2017 Best Corporate Citizens list and the first sector-neutral Bloomberg Gender Equality Index in 2018. In support of its communities, The Clorox Company and its foundations contributed about $11 million in combined cash grants, product donations and cause marketing in fiscal year 2017. For more information, visit TheCloroxCompany.com, including the Good Growth blog, and follow the company on Twitter at @CloroxCo.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements involve risks and uncertainties. Except for historical information, statements about future volumes, sales, foreign currencies, costs, cost savings, margins, earnings, earnings per share, including as a result of the Nutranext acquisition, diluted earnings per share, foreign currency exchange rates, tax rates, cash flows, plans, objectives, expectations, growth, or profitability are forward-looking statements based on management’s estimates, beliefs, assumptions and projections. Words such as “could,” “may,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017, as updated from time to time in the Company’s SEC filings, including the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2017. These factors include, but are not limited to: intense competition in the Company’s markets; volatility and increases in commodity costs such as resin, sodium hypochlorite and agricultural commodities, and increases in energy, transportation or other costs; the ability of the Company to drive sales growth, increase prices and market share, grow its product categories and manage favorable product and geographic mix; dependence on key customers and risks related to customer consolidation and ordering patterns; the impact of increases in sales of consumer products through alternative retail channels; risks related to reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or Company information, or service interruptions; lower revenue or increased costs resulting from government actions and regulations; the ability of the Company to successfully manage global political, legal, tax and regulatory risks, including changes in regulatory or administrative activity; risks relating to acquisitions, new ventures and divestitures, and associated costs, including the potential for asset impairment charges related to, among others, intangible assets and goodwill; and the ability to complete announced transactions, including the acquisition of Nutranext, and, if completed, integration costs and potential contingent liabilities related to those transactions worldwide; regional and local economic and financial market conditions; risks related to international operations and international trade, including political instability; government-imposed price controls or other regulations; foreign currency exchange rate controls, including periodic changes in such controls, fluctuations and devaluations; changes in trade, tax or U.S. immigration policies, labor claims, labor unrest and inflationary pressures, particularly in Argentina; potential negative impact and liabilities from the use, storage and transportation of chlorine in certain international markets where chlorine is used in the production of bleach; and the possibility of nationalization, expropriation of assets or other government action;

the ability of the Company to innovate and to develop and introduce commercially successful products; the ability of the Company to implement and generate cost savings and efficiencies; the success of the Company’s business strategies; the Company’s ability to maintain its business reputation and the reputation of its brands; risks related to the effects of the Tax Cuts and Jobs Act (Tax Act) on the Company as the Company continues to assess and analyze such effects as well as its current interpretation, assumptions and expectations relating to the Tax Act, and the possibility that the final impact of the Tax Act on the Company may be materially different from the Company’s current estimates based on the Company’s actual results for future periods, the Company’s further assessment and analysis of the Tax Act, any additional Congressional, administrative and FASB actions or other guidance related to the Tax Act and any actions that the Company make take as a result of the Tax Act; risks related to additional increases in the estimated fair value of P&G's interest in the Glad® business, such as the significant increase over the first half of fiscal year 2018 primarily due to the recent Tax Act and the recent extension of the venture agreement with, and the related R&D support provided by, P&G; supply disruptions and other risks inherent in reliance on a limited base of suppliers; the impact of product liability claims, labor claims and other legal or tax proceedings, including in foreign jurisdictions; the Company’s ability to attract and retain key personnel; environmental matters, including costs associated with the remediation and monitoring of past contamination, and possible increases in costs resulting from actions by relevant regulators, and the handling and/or transportation of hazardous substances; the impact of natural disasters, terrorism and other events beyond the Company’s control; the Company’s ability to maximize, assert and defend its intellectual property rights; any infringement or claimed infringement by the Company of third-party intellectual property rights; the effect of the Company’s indebtedness and credit rating on its business operations and financial results; the Company’s ability to pay and declare dividends or repurchase its stock in the future; the Company’s ability to maintain an effective system of internal controls; uncertainties relating to tax positions, tax disputes and changes in the Company’s tax rate; the accuracy of the Company’s estimates and assumptions on which its financial projections are based; risks related to the Company’s discontinuation of operations in Venezuela; and the impacts of potential stockholder activism.

The Company’s forward-looking statements in this press release are based on management’s current views, beliefs and assumptions regarding future events and speak only as of the date when made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Media Relations

Aileen Zerrudo 510-271-3075, aileen.zerrudo@clorox.com
Kathryn Caulfield 510-271-7209, kathryn.caulfield@clorox.com

Investor Relations

Steve Austenfeld 510-271-2270, steve.austenfeld@clorox.com
Lisah Burhan 510-271-3269, lisah.burhan@clorox.com
Joel Ramirez 510-271-3012, joel.ramirez@clorox.com